UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 23, 2010 (April 22, 2010)
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

Nicor Inc. (“Nicor”) held its annual shareholder meeting on April 22, 2010. As of the February 22, 2010 record date, a total of 45,245,184 common shares and 1,850 preferred shares were entitled to vote, of which 39,090,756 shares were voted in person or by proxy at the annual meeting. The matters voted on and approved by Nicor’s shareholders were:

(1)  the election of thirteen members to the Board of Directors; and

(2)  the ratification of the appointment of Deloitte & Touche LLP as Nicor’s independent registered public accounting firm for 2010.

The following is a summary of the voting results for each matter presented to shareholders:

Election of Directors

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Beavers, Jr.	30,336,037	905,747	7,848,923
Bruce P. Bickner	30,471,278	770,506	7,848,923
John H. Birdsall, III	30,345,607	896,177	7,848,923
Norman R Bobins	30,313,603	928,181	7,848,923
Brenda J. Gaines	30,668,673	573,111	7,848,923
Raymond A. Jean	30,602,441	639,343	7,848,923
Dennis J. Keller	30,461,021	780,763	7,848,923
R. Eden Martin	28,826,871	2,414,913	7,848,923
Georgia R. Nelson	30,708,378	533,406	7,848,923
Armando J. Olivera	30,613,829	627,955	7,848,923
John Rau	30,467,115	774,669	7,848,923
John C. Staley	30,679,089	562,695	7,848,923
Russ M. Strobel	30,333,572	908,212	7,848,923

All thirteen directors were elected to serve until the 2011 annual shareholder meeting or until their successors are elected and qualified.

Ratification of the Appointment of Deloitte & Touche LLP

Votes For	Votes Against	Votes Abstained
38,361,249	510,388	219,119

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                                              Nicor Inc.

Date              April 23, 2010                                                                                                                                /s/ KAREN K. PEPPING
                  Karen K. Pepping
                                                                                                                                                                              Vice President and Controller
                                                                                                                                                                              (Principal Accounting Officer and
                                      Duly Authorized Officer)